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                               [OPIC LETTERHEAD]

                               December 31, 1994

BATTLE MOUNTAIN GOLD COMPANY
333 Clay Street, 42nd Floor
Houston, TX  77002

KORI KOLLO CORPORATION
333 Clay Street, 42nd Floor
Houston, TX  77002

ZELAND MINES, S.A.
Edificio #10
Calle Rivira Mendez
Panama 5
Republic de Panama

Ladies and Gentlemen:

   With reference to the FIRST AMENDMENT TO FINANCE AGREEMENT AND LIMITED WAIVER dated as of December 31, 1994, made by and among (i) EMPRESA MINERA INTI RAYMI S.A., a SOCIEDAD ANONIMA organized under the law of Bolivia (the "Company"), and (ii) OVERSEAS PRIVATE INVESTMENT CORPORATION, an agency of the United State of America ("OPIC"), a copy of which is attached hereto as Schedule A (the "Amendment"), this letter (the "Letter Agreement") confirms the agreement, in consideration of OPIC's consent to certain requests by the Company reflected in the Amendment, or the undersigned BATTLE MOUNTAIN GOLD COMPANY, a corporation organized and existing under the laws of the State of Nevada and having its principal place of business in Houston, Texas ("BMG"), KORI KOLLO CORPORATION, a corporation organized and existing under the laws of the State of Delaware and having its principal place of business in Houston, Texas ("Kori Kollo"), and ZELAND MINES, S.A., a SOCIEDAD ANONIMA organized and existing under the laws of Panama ("Zeland"), as follows:

1. Each of BMG, Kori Kollo and Zeland covenants and agrees that, if by June 1, 1996, the Company has not provided to OPIC a Favorable Reserve Certification (as defined in Section 2.01(b)of the Amendment), then, June 15, 1996, each of BMG, Kori Kollo and Zeland shall pay to OPIC an amount equal to the lesser of: (A) OPIC's proportionate share (such proportionate share to be based on OPIC's share of the balances then outstanding under the Senior Loans) of the aggregate amount of any payment(s) such party shall have received from the Company during the Waiver Period, whether as dividends or with respect to Sponsor Subordinated Loans (collectively, "Waiver Period Payments"); and (B) such party's proportionate ownership share (being 63.5% in the case of

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      BMG, 24.5% in the case of Kori Kollo, and 12% in the case of Zeland) of the Required Prepayment Amount (as defined in Section 3.01 of the Amendment).

2. The obligations of BMG, Kori Kollo and Zeland under this Letter Agreement are direct, absolute, unconditional, and irrevocable and shall not to any extent or in any way be reduced, limited, terminated, discharged, impaired, or otherwise affected by any action of the Company. Each of BMG, Kori Kollo and Zeland hereby unconditionally agrees that its payment obligations hereunder will not be discharged except by payment in full of all amounts due from it. Any and all sums payable by BMG, Kori Kollo and Zeland hereunder shall be paid in full, free of any deductions or withholdings for any and all present and future taxes.

3. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York of the United States of America without regard to its conflict of laws provisions.

      If the foregoing correctly sets forth out understanding and agreement, please confirm your acceptance thereof by (i) signing and returning to OPIC an executed counterpart of the Letter Agreement which, upon OPIC's receipt thereof, shall constitute an agreement between us effective and legally binding as of its date.

                                       Very truly yours,

                                       OVERSEAS PRIVATE INVESTMENT CORPORATION


                                       By:   /s/ Robert O. Draggon
                                             --------------------------
                                       Its:  Vice President for Finance
                                             --------------------------

ACKNOWLEDGED AND AGREED
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BATTLE MOUNTAIN GOLD COMPANY            KORI KOLLO CORPORATION

By:   /s/ Kenneth R. Werneburg          By:   /s/ Kenneth R. Werneburg
      -------------------------               -------------------------
Its:  President                         Its:  President


ZELAND MINES, S.A.

By:   /s/ Beatriz Rocabado
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Its:
      -------------------------